Exhibit 1.01

CONFLICT MINERALS REPORT

For the Reporting Period from January 1 to December 31, 2018

Introduction

This is the Conflict Minerals Report of Avnet, Inc. for the calendar year 2018 (“Report”), which has been filed as an exhibit to the Company’s Form SD as provided for in Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”) and is posted on the Company’s website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals. Information contained on, or accessible through, the Company’s website is neither part of nor incorporated by reference into this Report. The date of filing of this Report is May 24, 2018.

References in this Report to “the Company,” “Avnet,” “we,” “our,” or “us” means Avnet, Inc. together with its subsidiaries, except where the context otherwise requires.

Applicability of the Conflict Minerals Rule to Avnet

Avnet is a global technology solutions provider with an extensive ecosystem delivering design, product, marketing and supply chain expertise for customers at every stage of the product lifecycle. Avnet transforms ideas into intelligent solutions, reducing the time, cost and complexities of bringing products to market. A core part of its business is as a global value-added distributor of electronic components and embedded subsystems. It generates revenues from the distribution and sale of electronic components including semiconductors, interconnect, passive and eletromechanical (IP&E) devices and other integrated electronic components from the world’s leading electronic component manufacturers. It creates a vital link in the technology supply chain that connects such manufacturers with a global customer base of original equipment manufacturers, electronic manufacturing services providers and original design manufacturers. Avnet also sells integrated solutions including the assembly or manufacture of embedded electronic component products and systems, touch and passive displays and standard or specialized boards.

The Conflict Minerals Rule requires that the Company disclose in an annual Form SD and associated Conflict Minerals Report information regarding any conflict minerals that are “necessary to the functionality or production” of any product that it manufactures or contracts to be manufactured. The Securities and Exchange Commission (“SEC”) defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “CMs”). The Democratic Republic of Congo and its adjoining countries have extensive reserves of CMs, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. The purpose of the Conflict Minerals Rule is to encourage companies whose products contain CMs to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The term CM refers to the named minerals and their derivatives, and does not infer that the procurement of such minerals or derivatives directly or indirectly financed or benefitted armed groups in the Democratic Republic of Congo or an adjoining country. CMs are used in many electronic components and computer products.

Avnet’s revenues for 2018 were largely from distribution and services that were not in-scope for purposes of compliance with the Conflict Minerals Rule. However, it manufactured and contracted to manufacture certain products in which CMs were necessary to the functionality or production of those products during 2018 (collectively, “Covered Products”). Therefore, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the CMs in the Covered Products: (1) originated in the Democratic Republic of Congo or an adjoining country, including Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (collectively, the “Covered Countries”); or (2) are from recycled or scrap sources. Please see “Conflict Minerals Program – Reasonable Country of Origin Inquiry” for more information on the RCOI.

The Company conducted further due diligence on the source and chain of custody of such CMs that conformed to an internationally recognized due diligence framework as required by the Conflict Minerals Rule. Please see “Conflict Minerals Program – Design of Conflict Minerals Program” for more information on the design of the due diligence program and “Conflict Minerals Program – Due Diligence Efforts” for more information the due diligence conducted.

Avnet is a downstream consumer of CMs. It does not purchase the necessary CMs contained in its Covered Products directly from mines, smelters or refiners and is generally many levels removed from such market participants. Through the efforts described in this Report, Avnet seeks to ensure that its sourcing practices are consistent with its Conflict Minerals Policy and to encourage conflict free sourcing in its supply chain.

Conflict Minerals Policy

Avnet is committed to responsible sourcing of CMs and promotes traceability of CMs and transparency of the supply chain. As an affiliate member of the Responsible Business Alliance (“RBA,” formerly the Electronic Industry Citizen Coalition), it supports RBA’s due diligence and reporting processes that seek to ensure supply chain transparency.

In furtherance of this, Avnet has adopted a Conflict Minerals Policy, which has been communicated to Avnet’s suppliers and the public. The policy includes the following:

“As a global value-added distributor of electronic components and embedded subsystems, Avnet promotes the traceability of these minerals and the transparency of the supply chain. Avnet firmly believes that its customers should be fully informed about the products they purchase. While Avnet, as a distributor, is not able to certify as to the country of origin of the minerals contained in the products manufactured by Avnet’s suppliers, Avnet is committed to working with its customers to supply products that meet the customer’s specifications.

With respect to those limited aspects of Avnet’s business that manufacture or contract to manufacture products that contain conflict minerals that are necessary to the functionality or production of the product, Avnet does not directly purchase any conflict minerals from any source and endeavors not to purchase products that contain conflict minerals that directly or indirectly finance or benefit armed groups in the [Democratic Republic of the Congo] or adjoining countries. Avnet expects its suppliers to these aspects of its business to only source minerals from responsible sources and provide Avnet with proper verification of the country of origin and source of the materials used in the products they supply to it. Avnet fully understands the importance of this issue to its customers and is committed to supply chain initiatives and overall corporate social responsibility and sustainability efforts that work towards a conflict free supply chain. Avnet is encouraging all of its suppliers to likewise support these efforts and make information on the origin of their product components easily accessible on their websites.”

The Conflict Minerals Policy is available on the Company’s website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals.

Conflict Minerals Program

Design of Conflict Minerals Program

Avnet’s 2018 Conflict Minerals Program (“2018 Program”) utilized the internationally recognized framework OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) to develop its process to identify the country of origin and chain of custody of the CMs.

As Avnet does not purchase CMs directly from any mine, refiner or smelter, its supply chain with respect to the CMs in its Covered Products is highly complex and there are many parties in the supply chain between Avnet’s direct supplier and the mine from which the CM originated. Due to the Company’s “downstream” position in the supply chain, it followed the principles outlined in the OECD Framework for downstream companies with no direct relationships to smelters or refiners. Therefore, Avnet must rely, in good faith, on its direct suppliers to provide it with information regarding the country of origin and chain of custody of the CMs included in the Covered Products. It is likely that years of engagement and propagation of expectations through many tiers of the supply chain will be necessary before information returned to downstream companies, such as Avnet, may be considered accurate and complete.

Covered Products

Avnet determined that the following products it manufactured or contracted to manufacture in 2018 contained CMs necessary to the functionality or production of those products, which are referred to as the Covered Products:

•	Design Kits manufactured or contracted to be manufactured by Avnet, Inc.
•	Development boards manufactured or contracted to be manufactured by Avnet Silica and EBV
•	Development boards, hardware and accessories manufactured or contracted to be manufactured by Shenzhen Embest Technology
•	Development boards and display solutions manufactured or contracted to be manufactured by MSC Technologies
•	Development boards and other customer products manufactured or contracted to be manufactured by Avnet, Inc.
•	Electromechanical solutions manufactured or contracted to be manufactured by DEM Manufacturing

Covered Products do not include products that were not entered into the stream of commerce in 2018, and do not include products manufactured or contracted to be manufactured by entities acquired by Avnet after April 2018, as provided by the Rule.

Reasonable Country of Origin Inquiry

Pursuant to the Rule, Avnet conducted a RCOI on the source and chain of custody of the CMs in its Covered Products, to determine whether any of the necessary CMs in its Covered Products originated in any of the Covered Countries and may not have come from recycled or scrap sources.

To the extent applicable, Avnet conducted its RCOI utilizing the same processes and procedures that it established for conducting its due diligence, in particular Steps 1 and 2 of the OECD Framework, which are described under “Due Diligence Efforts” below.

The 2018 RCOI included 912 suppliers (“Suppliers”) that Avnet identified as having provided it with components, parts or products that contained the necessary CMs for its Covered Products.  Approximately 77.4% of such Suppliers provided responses. These Suppliers identified validated smelters and refiners that may have processed the necessary CMs contained in the Covered Products, as reflected in the table below and listed in Appendix A. Avnet utilized the data its Suppliers provided on their Conflict Minerals Reporting Templates (“CMRTs”) along with RBA’s Responsible Minerals Initiative’s (“RMI”) due diligence of smelters and refiners.

	Sourced
Smelter and Refiner Country of Origin Information (1)
Mineral	Covered Country Sourced	Non-Covered Country Sourced
Gold (158 Smelters)	3	155
Tantalum (41 Smelters)	0	41
Tin (93 Smelters)	0	93
Tungsten (47 Smelters)	0	47

(1) The smelters and refiners reflected in the table were identified by the Suppliers as potentially being part of Avnet’s 2018 supply chain. However, not all of the included smelters and refiners may have processed the necessary CMs contained in Avnet’s Covered Products because: (i) many Suppliers reported at a “company level,” meaning reported for all CMs contained in all of their products, not just the CMs contained in the products sold to Avnet; and (ii) some Suppliers may have been over-inclusive due to information received from their suppliers. In addition, the list may not be complete for a variety of reasons, including because not all Suppliers responded to the 2018 Program and some Suppliers provided incomplete responses on their CMRTs.

Due Diligence Efforts

Pursuant to the Rule and under its 2018 Program, Avnet conducted further due diligence on the source and chain of custody of the CMs in its Covered Products. The OECD Framework utilized contains a five-step structure for due diligence as a basis for responsible global supply chain management of CMs from conflict-affected and high-risk areas.

1.Establish strong company management systems

•

Avnet created a governance team and a working team to carry out its Conflict Minerals Program. The governance team is responsible for ensuring that the program meets regulatory requirements and enterprise goals and provides direction to the working team. The working team is responsible for the day-to-day execution of the program, diligence efforts and risk mitigation strategy.

•

Avnet adopted a Conflict Minerals Policy, as discussed earlier in this Report. Pursuant to this policy, Avnet expects its Suppliers to only source CMs from responsible sources and to provide proper verification of the country of origin and source of the materials used in the products they supply to Avnet. Suppliers either receive a copy of the policy or are notified of this policy. In addition, the policy is posted on Avnet’s website.

•

Avnet seeks to include CM related provisions in new or amended supplier agreements with respect to the Covered Products. Its current form of supplier agreement contains a CM provision that requires a Supplier to warrant that any products it supplies containing CMs either does not finance or benefit armed groups in the Covered Countries or are from recycled or scrap sources.

•

Avnet utilized the then current CMRT developed by RMI to identify smelters and refiners in its supply chain. The CMRT requires Suppliers to provide information concerning the usage and source of CMs in their components, parts and products, as well as information concerning their related compliance efforts, including whether they have a policy on conflict-free sourcing and required their own suppliers to source CMs from responsible sources.

•	Employees can confidentially report concerns regarding Avnet’s business operations through the Ethics Alertline, via phone or internet.

2.Identify and assess risk in the supply chain

•

Avnet identified the business segments that manufactured or contracted to manufacture products reasonably believed to contain CMs and determined the Covered Products subject to the Conflict Minerals Rule. As a global value-added distributor, a significant percentage of Avnet’s operations are out of scope of the Conflict Minerals Rule.

•	Avnet identified the active Suppliers of materials, components, parts and products that may contain CMs for the Covered Products.

•	Each Supplier was requested to complete the then latest revision of the CMRT, in some cases at the “product level.” Avnet expects its direct Suppliers to survey their suppliers.

•

Avnet and a  consultant track Supplier responses on the CMRTs, and evaluate responses for plausibility, completion and predetermined red flags. To the extent that a CMRT is not completed or other relevant information is not provided by a Supplier, there are follow-up procedures undertaken to request compliance with the request. Follow-up continued with unresponsive Suppliers during calendar year 2018 and into 2019.

•

Smelters and refiners identified in the CMRTs are compared against the Smelter Look-up tab of the CMRT and the list of Conformant smelters and refiners and country of origin information published by the RMI.

3.Design and implement a strategy to respond to identified risks

•	Working team leaders monitor and report on risk to certain members of senior management.
•	Avnet designed a risk mitigation approach to manage Suppliers that may potentially not be deemed “conflict free” pursuant to the Conflict Minerals Rule.
•

Avnet’s Conflict Minerals Policy publicly announces its expectations that Suppliers participate in Avnet’s due diligence process by providing proper verification of the country of origin and source of the materials used in the products they supply to Avnet. The policy also states that Suppliers are expected to only source CMs from responsible sources.

•	Avnet seeks to include CM related provisions in new or amended supplier agreements with respect to the Covered Products and include CM related diligence in acquisition activities.
•	Avnet works with Suppliers on an as-needed basis to assist with understanding the requirements of the Conflict Minerals Rule.
•	Avnet has implemented processes for new product introductions and changes to the bill of materials for the Covered Products to help ensure compliance with the Conflict Minerals Program.
•	Avnet has established methods for employees, shareholders, Suppliers, and customers to communicate concerns about Avnet’s policies.

4.Carry out independent third-party audit of supply chain due diligence

•

As Avnet is a downstream consumer of CMs and is generally many steps removed from smelters and refiners which provide minerals and ores, Avnet is not positioned to conduct direct audits of smelters and refiners’ due diligence practices. Instead, it relies on initiatives such as those led by RBA,  including RMI, to conduct smelter and refinery due diligence audits.

5.Report on supply chain due diligence

•

Avnet annually files a Form SD and a Conflict Minerals Report with the SEC and makes them available to the public on its website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals.

Results of 2018 Conflict Minerals Program

As a downstream purchaser of components, parts and products that may contain CMs, Avnet’s 2018 Program can provide only reasonable, but not absolute, assurance regarding the country of origin and chain of custody of the necessary CMs in its Covered Products.

The due diligence process is based on Avnet requesting information from its direct Suppliers, with those Suppliers requesting similar information from their suppliers and so on, up the supply chain, to eventually identify the original sources of the necessary CMs. In addition, a significant percentage of Suppliers’ CMRTs provided information at the company level, with a small percentage at the product level. Therefore, Avnet must rely, in good faith, on its direct Suppliers to provide it with valid and complete information.  Finally, not all Suppliers completed CMRTs or completed CMRTs in full for the 2018 Program.

After conducting its 2018 Program, and in light of the limitations explained above, including limited information specific to the components, parts and products provided by the Suppliers for the Covered Products, Avnet concludes that it is unable to determine the origin of the CMs contained in its Covered Products and unable to determine whether its Covered Products are DRC conflict free. Based on the information provided on the Suppliers’ CMRTs, Avnet believes that the facilities that may have been used to process the necessary CMs contained in the Covered Products include the smelters and refiners listed in Appendix A at the end of the Report.

Steps to be taken in Calendar 2019

As Avnet endeavors not to purchase products that contain CMs that directly or indirectly finance or benefit armed groups in the Covered Countries, and in order to mitigate the risk of purchasing such products, it has continued with its Conflict Minerals  Program discussed above during calendar year 2019. Specifically, Avnet plans to pursue the following steps:

•	Engage with Suppliers that provided incomplete responses or no responses for 2018 to help ensure that they provide requested information for 2019;

•	Continue to request selected Suppliers that provided company level information for 2018 provide product level information for 2019;

•

Communicate to new in-scope suppliers Avnet’s sourcing expectations, including through the dissemination of the Conflict Minerals Policy and require adherence to contractual sourcing requirements. In addition, as new suppliers are added, work with such suppliers to ensure that they understand the requirements of the Conflict Minerals Rule and the OECD Framework.

•	Proactively analyze whether any CMs are present in future products that it develops or in existing products to the extent the materials included in such existing products are revised;

•	Proactively seek to include CM related provisions in new or amended supplier agreements with respect to the Covered Products; and

•	Continue to monitor its ethics alertline for issues related to the Company’s conflict minerals program.

Cautionary Statement about Forward-Looking Statements

Certain statements in this Report may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates” and similar expressions, or the use of future tense, are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to the Company’s future plans, additional steps it intends to take to mitigate the risk that the Company’s necessary CMs benefit armed groups and other statements that do not relate to historical or current facts.

Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including: (1) the continued implementation of satisfactory traceability and other compliance measures by Avnet’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters, refiners and other market participants responsibly source CMs and (3) political and regulatory developments regarding CMs. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by federal securities law.

APPENDIX A

List of Smelters and Refiners

Avnet utilized data its Suppliers provided on their CMRTs for the 2018 Program along with RBA’s RMI due diligence of smelters and refiners to prepare the blow list. The list: (1) may not include all of the smelters and refiners that processed CMs in the Covered Products and (2) may include smelters and refiners which processed CMs which were not contained in the products provided by the Suppliers for the Covered Products.

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Gold	CID000015	Advanced Chemical Company	United States
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Japan
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	CID000077	Argor-Heraeus S.A.	Switzerland
Gold	CID000082	Asahi Pretec Corp.	Japan
Gold	CID000090	Asaka Riken Co., Ltd.	Japan
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	CID000113	Aurubis AG	Germany
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	CID000157	Boliden AB	Sweden
Gold	CID000176	C. Hafner GmbH + Co. KG	Germany
Gold	CID000180	Caridad	Mexico
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Canada
Gold	CID000189	Cendres + Métaux S.A.	Switzerland
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	China
Gold	CID000233	Chimet S.p.A.	Italy
Gold	CID000264	Chugai Mining	Japan
Gold	CID000328	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic of
Gold	CID000362	DODUCO Contacts and Refining GmbH	Germany
Gold	CID000401	Dowa	Japan
Gold	CID000425	Eco-System Recycling Co., Ltd.	Japan
Gold	CID000493	OJSC Novosibirsk Refinery	Russian Federation
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	China

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	CID000689	HeeSung	Korea, Republic of
Gold	CID000694	Heimerle + Meule GmbH	Germany
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	China
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	China
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	CID000778	Hwasung CJ Co., Ltd.	Korea, Republic of
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	CID000814	Istanbul Gold Refinery	Turkey
Gold	CID000823	Japan Mint	Japan
Gold	CID000855	Jiangxi Copper Co., Ltd.	China
Gold	CID000920	Asahi Refining USA Inc.	United States
Gold	CID000924	Asahi Refining Canada Ltd.	Canada
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	CID000929	JSC Uralelectromed	Russian Federation
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	CID000956	Kazakhmys Smelting LLC	Kazakhstan
Gold	CID000957	Kazzinc	Kazakhstan
Gold	CID000969	Kennecott Utah Copper LLC	United States
Gold	CID000981	Kojima Chemicals Co., Ltd.	Japan
Gold	CID000988	Korea Metal Co., Ltd.	Korea, Republic of
Gold	CID001029	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	CID001032	L'azurde Company For Jewelry	Saudi Arabia
Gold	CID001056	Lingbao Gold Co., Ltd.	China
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	CID001078	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	CID001113	Materion	United States
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	China
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Gold	CID001153	Metalor Technologies S.A.	Switzerland
Gold	CID001157	Metalor USA Refining Corporation	United States
Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	CID001188	Mitsubishi Materials Corporation	Japan
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	CID001204	Moscow Special Alloys Processing Plant	Russian Federation
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	CID001259	Nihon Material Co., Ltd.	Japan
Gold	CID001322	Elemetal Refining, LLC	United States
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	CID001352	PAMP S.A.	Switzerland
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	CID001498	PX Précinox S.A.	Switzerland
Gold	CID001512	Rand Refinery (Pty) Ltd.	South Africa
Gold	CID001534	Royal Canadian Mint	Canada
Gold	CID001546	Sabin Metal Corp.	United States
Gold	CID001555	Samduck Precious Metals	Korea, Republic of
Gold	CID001562	SAMWON Metals Corp.	Korea, Republic of
Gold	CID001573	Schone Edelmetaal B.V.	Netherlands
Gold	CID001585	SEMPSA Joyería Platería S.A.	Spain
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	CID001754	So Accurate Group, Inc.	China
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	CID001938	Tokuriki Honten Co., Ltd.	Japan

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	CID001955	Torecom	Korea, Republic of
Gold	CID001977	Umicore Brasil Ltda.	Brazil
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	CID001993	United Precious Metal Refining, Inc.	United States
Gold	CID002003	Valcambi S.A.	Switzerland
Gold	CID002030	Western Australian Mint trading as The Perth Mint	Australia
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	CID002129	Yokohama Metal Co., Ltd.	Japan
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	CID002282	Morris and Watson	New Zealand
Gold	CID002290	SAFINA A.S.	Czech Republic
Gold	CID002312	Guangdong Jinding Gold Limited	China
Gold	CID002314	Umicore Precious Metals Thailand	Thailand
Gold	CID002459	Geib Refining Corporation	United States
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	India
Gold	CID002510	Republic Metals Corporation	United States
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	CID002515	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	CID002516	Singway Technology Co., Ltd.	Taiwan
Gold	CID002525	Shangdong Humon Smelting Co., Ltd.	China
Gold	CID002560	Al Etihad Gold LLC	United Arab Emirates
Gold	CID002561	Emirates Gold DMCC	United Arab Emirates
Gold	CID002562	International Precious Metal Refiners	United Arab Emirates
Gold	CID002563	Kaloti Precious Metals	United Arab Emirates
Gold	CID002567	Sudan Gold Refinery	Sudan
Gold	CID002580	T.C.A S.p.A	Italy
Gold	CID002582	Remondis Argentia B.V.	Netherlands
Gold	CID002584	Fujairah Gold FZE	United Arab Emirates
Gold	CID002587	Tony Goetz NV	Belgium
Gold	CID002605	Korea Zinc Co., Ltd.	Korea, Republic of

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Gold	CID002606	Marsam Metals	Brazil
Gold	CID002615	TOO Tau-Ken-Altyn	Kazakhstan
Gold	CID002708	Abington Reldan Metals, LLC	United States
Gold	CID002761	SAAMP	France
Gold	CID002762	L'Orfebre S.A.	Andorra
Gold	CID002763	8853 S.p.A.	Italy
Gold	CID002765	Italpreziosi	Italy
Gold	CID002777	SAXONIA Edelmetalle GmbH	Germany
Gold	CID002778	WIELAND Edelmetalle GmbH	Germany
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	CID002850	AU Traders and Refiners	South Africa
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	CID002853	Sai Refinery	India
Gold	CID002854	Universal Precious Metals Refining Zambia	Zambia
Gold	CID002857	Modeltech Sdn Bhd	Malaysia
Gold	CID002863	Bangalore Refinery	India
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	CID002866	Morris and Watson Gold Coast	Australia
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	CID002872	Pease & Curren	United States
Gold	CID002918	SungEel HiTech	Korea, Republic of
Gold	CID002919	Planta Recuperadora de Metales SpA	Chile
Gold	CID002973	Safimet S.p.A	Italy
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	CID003185	African Gold Refinery	Uganda
Gold	CID003189	NH Recytech Company	Korea, Republic of
Gold	CID003195	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	CID003324	QG Refining, LLC	United States
Gold	CID003348	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CID000988	Korea Metal Co., Ltd.	Korea, Republic of
Gold	CID001322	Elemetal Refining, LLC	United States
Gold	CID001573	Schone Edelmetaal B.V.	Netherlands
Gold	CID001754	So Accurate Group, Inc.	United States
Tantalum	CID000092	Asaka Riken Co., Ltd.	Japan
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	China

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	CID000456	Exotech Inc.	United States
Tantalum	CID000460	F&X Electro-Materials Ltd.	China
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	China
Tantalum	CID001076	LSM Brasil S.A.	Brazil
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India
Tantalum	CID001175	Mineracao Taboca S.A.	Brazil
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	CID001200	NPM Silmet AS	Estonia
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	CID001508	QuantumClean	United States
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	CID001869	Taki Chemicals	Japan
Tantalum	CID001891	Telex Metals	United States
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	CID002504	D Block Metals, LLC	United States
Tantalum	CID002505	FIR Metals & Resource Ltd.	China
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	CID002539	KEMET Blue Metals	Mexico
Tantalum	CID002544	H.C. Starck Co., Ltd.	Thailand
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	CID002548	H.C. Starck Inc.	United States
Tantalum	CID002549	H.C. Starck Ltd.	Japan
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	CID002557	Global Advanced Metals Boyertown	United States
Tantalum	CID002558	Global Advanced Metals Aizu	Japan
Tantalum	CID002568	KEMET Blue Powder	United States
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Brazil
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China
Tantalum	CID002847	Power Resources Ltd.	Macedonia

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	United States
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	CID000292	Alpha	United States
Tin	CID000295	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CID000306	CV Gita Pesona	Indonesia
Tin	CID000307	PT Justindo	Indonesia
Tin	CID000309	PT Aries Kencana Sejahtera	Indonesia
Tin	CID000313	PT Premium Tin Indonesia	Indonesia
Tin	CID000315	CV United Smelting	Indonesia
Tin	CID000402	Dowa	Japan
Tin	CID000438	EM Vinto	Bolivia
Tin	CID000448	Estanho de Rondônia S.A.	Brazil
Tin	CID000466	Feinhutte Halsbrucke GmbH	Germany
Tin	CID000468	Fenix Metals	Poland
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	China
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	China
Tin	CID001063	Linqu Xianggui Smelter Co., Ltd.	China
Tin	CID001070	China Tin Group Co., Ltd.	China
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	CID001142	Metallic Resources, Inc.	United States
Tin	CID001173	Mineracao Taboca S.A.	Brazil
Tin	CID001182	Minsur	Peru
Tin	CID001191	Mitsubishi Materials Corporation	Japan
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	China
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	CID001337	Operaciones Metalurgical S.A.	Bolivia
Tin	CID001393	PT Alam Lestari Kencana	Indonesia
Tin	CID001399	PT Artha Cipta Langgeng	Indonesia
Tin	CID001402	PT Babel Inti Perkasa	Indonesia
Tin	CID001406	PT Babel Surya Alam Lestari	Indonesia
Tin	CID001409	PT Bangka Kudai Tin	Indonesia
Tin	CID001416	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	CID001419	PT Bangka Tin Industry	Indonesia
Tin	CID001421	PT Belitung Industri Sejahtera	Indonesia
Tin	CID001424	PT BilliTin Makmur Lestari	Indonesia
Tin	CID001428	PT Bukit Timah	Indonesia

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Tin	CID001434	PT DS Jaya Abadi	Indonesia
Tin	CID001442	PT Fang Di MulTindo	Indonesia
Tin	CID001448	PT Karimun Mining	Indonesia
Tin	CID001453	PT Mitra Stania Prima	Indonesia
Tin	CID001457	PT Panca Mega Persada	Indonesia
Tin	CID001458	PT Prima Timah Utama	Indonesia
Tin	CID001460	PT Refined Bangka Tin	Indonesia
Tin	CID001463	PT Sariwiguna Binasentosa	Indonesia
Tin	CID001468	PT Stanindo Inti Perkasa	Indonesia
Tin	CID001471	PT Sumber Jaya Indah	Indonesia
Tin	CID001477	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	CID001482	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	CID001490	PT Tinindo Inter Nusa	Indonesia
Tin	CID001493	PT Tommy Utama	Indonesia
Tin	CID001539	Rui Da Hung	Taiwan
Tin	CID001758	Soft Metais Ltda.	Brazil
Tin	CID001898	Thaisarco	Thailand
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	CID002015	VQB Mineral and Trading Group JSC	Vietnam
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	CID002180	Yunnan Tin Company Limited	China
Tin	CID002455	CV Venus Inti Perkasa	Indonesia
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	CID002478	PT Tirus Putra Mandiri	Indonesia
Tin	CID002500	Melt Metais e Ligas S.A.	Brazil
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	CID002530	PT Inti Stania Prima	Indonesia
Tin	CID002570	CV Ayi Jaya	Indonesia
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	CID002592	CV Dua Sekawan	Indonesia
Tin	CID002593	CV Tiga Sekawan	Indonesia
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Vietnam

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Tin	CID002706	Resind Industria e Comercio Ltda.	Brazil
Tin	CID002756	Super Ligas	Brazil
Tin	CID002773	Metallo Belgium N.V.	Belgium
Tin	CID002774	Metallo Spain S.L.U.	Spain
Tin	CID002776	PT Bangka Prima Tin	Indonesia
Tin	CID002816	PT Sukses Inti Makmur	Indonesia
Tin	CID002829	PT Kijang Jaya Mandiri	Indonesia
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	CID002835	PT Menara Cipta Mulia	Indonesia
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	CID002858	Modeltech Sdn Bhd	Malaysia
Tin	CID003116	Guangdong Hanhe Non-ferrous Metal Limited Company	China
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	CID003205	PT Bangka Serumpun	Indonesia
Tin	CID003208	Pongpipat Company Limited	Myanmar
Tin	CID003325	Tin Technology & Refining	United States
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	CID003381	PT Rajawali Rimba Perkasa	Indonesia
Tin	CID000295	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CID000307	PT Justindo	Indonesia
Tin	CID000466	Feinhutte Halsbrucke GmbH	Germany
Tin	CID001063	Linqu Xianggui Smelter Co., Ltd.	China
Tin	CID001393	PT Alam Lestari Kencana	Indonesia
Tin	CID001409	PT Bangka Kudai Tin	Indonesia
Tin	CID001416	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	CID001424	PT BilliTin Makmur Lestari	Indonesia
Tin	CID001442	PT Fang Di MulTindo	Indonesia
Tin	CID002015	VQB Mineral and Trading Group JSC	Vietnam
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	CID000105	Kennametal Huntsville	United States
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	CID000568	Global Tungsten & Powders Corp.	United States

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	CID000966	Kennametal Fallon	United States
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	Austria
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	CID002541	H.C. Starck Tungsten GmbH	Germany
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	CID002589	Niagara Refining LLC	United States
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	CID002649	Hydrometallurg, JSC	Russian Federation
Tungsten	CID002724	Unecha Refractory metals plant	Russian Federation

Mineral	Smelter/Refiner CID	Smelter/Refiner Name	Smelter/Refiner Location
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	CID002833	ACL Metais Eireli	Brazil
Tungsten	CID002843	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	CID002845	Moliren Ltd	Russian Federation
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China